                                                                     EXHIBIT 5.1
                         [HUGHES & LUCE, LLP LETTERHEAD]

                                  June 7, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Harte-Hanks, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Harte-Hanks, Inc., a Delaware corporation (the "Registrant"), in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,000,000 additional shares of the Registrant's common stock, $1.00 par value per share (the "Shares"), issuable under the Harte-Hanks, Inc. 1994 Employee Stock Purchase Plan (the "Purchase Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 7, 2002 (the "Registration Statement").

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Registrant) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Purchase Plan, legally issued, fully paid and non-assessable, assuming that the consideration actually received by the Registrant for the Shares exceeds the par value thereof.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the applicable provisions of the Delaware Constitution and the judicial decisions interpreting these laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement.


                                       /s/ HUGHES & LUCE, LLP